As filed with the Securities and Exchange Commission on March 3, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AECOM

(Exact name of registrant as specified in its charter)

Delaware	61-1088522
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1999 Avenue of the Stars, Suite 2600
Los Angeles, California 90067
(213) 593-8000
(Address of Principal Executive Offices)

AECOM Amended & Restated 2016 Stock Incentive Plan

(Full Title of the Plan)

Michael S. Burke

Chairman of the Board and Chief Executive Officer

AECOM

1999 Avenue of the Stars, Suite 2600

Los Angeles, California 90067

(213) 593-8000

(Name, address and telephone number including area code of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	4,865,000 shares	$35.72 per share	$173,777,800.00	$20,140.85

(1)               Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also covers such additional shares of Common Stock as may become available under the AECOM Amended & Restated 2016 Stock Incentive Plan in connection with changes in the number of outstanding Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding shares are converted or exchanged.

(2)               Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and (c), based upon the average of the high and low prices of the AECOM’s Common Stock on the New York Stock Exchange on February 24, 2017, which was $35.72.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by AECOM, a Delaware corporation (“AECOM” or the “Registrant”), relating to 4,865,000 shares of the Registrant’s Common Stock, par value $0.01 per share (the “Common Stock”), issuable under the AECOM Amended & Restated 2016 Stock Incentive Plan (the “Plan”), which 4,865,000 shares are in addition to the 8,890,000 shares of Common Stock registered on the Registrant’s Form S-8 filed on March 2, 2016 (No. 333-209890) (the “Prior Registration Statement”) with the Securities and Exchange Commission (the “Commission”).  The contents of the Prior Registration Statement, together with all exhibits filed therewith or incorporated therein by reference, are incorporated herein by reference and made a part of this Registration Statement.

Pursuant to General Instruction E to Form S-8, because this Registration Statement registers additional securities under the Plan of the same class as those to which the Prior Registration Statement relates and is effective, this Registration Statement consists only of the following: the facing page, the required statement regarding incorporation by reference, information required to be in this Registration Statement that is not in the Prior Registration Statement, the required opinions and consents, and the signature page.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of AECOM (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the Commission on November 21, 2011).
4.2

Certificate of Amendment of Certificate of Incorporation of AECOM (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-4 filed with the Commission on August 1, 2014).

4.3

Certificate of Correction of Amended and Restated Certificate of Incorporation of AECOM (incorporated by reference to Exhibit 3.3. to AECOM’s Annual Report on Form 10-K filed with the Commission on November 17, 2014).

4.4	Certificate of Amendment of Certificate of Incorporation of AECOM (incorporated by reference to Exhibit 3.1 to AECOM’s Current Report on Form 8-K filed with the Commission on January 9, 2015).
4.5	Certificate of Amendment of Certificate of Incorporation of AECOM (incorporated by reference to Exhibit 3.1 to AECOM’s Current Report on Form 8-K filed with the Commission on March 3, 2017).
4.6	Amended and Restated Bylaws of AECOM (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 9, 2015).
5.1	Opinion of Gibson, Dunn & Crutcher LLP.
23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (set forth on signature page).
99.1	AECOM Amended & Restated 2016 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 2nd day of March, 2017.

AECOM

By:	/s/ Troy Rudd
W. Troy Rudd
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of AECOM hereby severally constitute and appoint David Y. Gan and Gilda Malek, or either of them, our true and lawful attorneys with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable AECOM to comply with the provisions of the Securities Act, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael S. Burke	Director, Chairman and Chief Executive Officer (Principal Executive Officer)	March 2, 2017
Michael S. Burke

/s/ W. Troy Rudd	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 2, 2017
W. Troy Rudd

/s/ Gaurav Kapoor	Senior Vice President, Global Controller (Principal Accounting Officer)	March 2, 2017
Gaurav Kapoor

/s/ James H. Fordyce	Director	March 2, 2017
James H. Fordyce

/s/ William H. Frist	Director	March 2, 2017
William H. Frist

/s/ Linda Griego	Director	March 2, 2017
Linda Griego

/s/ David W. Joos	Director	March 2, 2017
David W. Joos

/s/ Robert J. Routs	Director	March 2, 2017
Robert J. Routs

/s/ Clarence T. Schmitz	Director	March 2, 2017
Clarence T. Schmitz

/s/ Douglas W. Stotlar	Director	March 2, 2017
Douglas W. Stotlar

/s/ Daniel R. Tishman	Director, AECOM Vice Chairman	March 2, 2017
Daniel R. Tishman

/s/ Janet C. Wolfenbarger	Director	March 2, 2017
Janet C. Wolfenbarger

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of AECOM (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the Commission on November 21, 2011).
4.2

Certificate of Amendment of Certificate of Incorporation of AECOM (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-4 filed with the Commission on August 1, 2014).

4.3

Certificate of Correction of Amended and Restated Certificate of Incorporation of AECOM (incorporated by reference to Exhibit 3.3. to AECOM’s Annual Report on Form 10-K filed with the Commission on November 17, 2014).

4.4	Certificate of Amendment of Certificate of Incorporation of AECOM (incorporated by reference to Exhibit 3.1 to AECOM’s Current Report on Form 8-K filed with the Commission on January 9, 2015).
4.5	Certificate of Amendment of Certificate of Incorporation of AECOM (incorporated by reference to Exhibit 3.1 to AECOM’s Current Report on Form 8-K filed with the Commission on March 3, 2017).
4.6	Amended and Restated Bylaws of AECOM (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 9, 2015).
5.1	Opinion of Gibson, Dunn & Crutcher LLP.
23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (set forth on signature page).
99.1	AECOM Amended & Restated 2016 Stock Incentive Plan.